As filed with the Securities and Exchange Commission on November 9, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iROBOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
77-0259 335
(I.R.S. Employer Identification No.)
iRobot Corporation
63 South Avenue
Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1994 Stock Plan
Amended and Restated 2001 Special Stock Option Plan
Amended and Restated 2004 Stock Option and Incentive Plan
2005 Stock Option and Incentive Plan
(Full Title of the Plan)

Colin M. Angle
Chief Executive Officer
iRobot Corporation
63 South Avenue
Burlington, Massachusetts 01803
(Name and Address of Agent for Service)
(781) 345-0200
Telephone Number, Including Area Code, of Agent For Service.

Copies to:
Mark T. Bettencourt, Esq.
Edward A. King, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	To Be	Offering Price	Aggregate	Amount of
To Be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Amended and Restated 1994 Stock Plan Common Stock, par value $0.01 per share (including rights to acquire Series A-1 junior participating preferred stock pursuant to our rights plan)	377,710 155,640 1,200 170,210 171,685 594,650 547,910	$0.0002 $0.24 $0.50 $0.55 $1.87 $2.33 $2.78	$75.54(2) $37,353.60(2) $600.00(2) $93,615.50(2) $321,050.95(2) $1,385,534.50(2) $1,523,189.80(2)
Amended and Restated 2001 Special Stock Option Plan Common Stock, par value $0.01 per share (including rights to acquire Series A-1 junior participating preferred stock pursuant to our rights plan)	146,524	$2.33	$341,400.92(2)

Amended and Restated 2004 Stock Option and Incentive Plan
 Common Stock, par value $0.01 per share
(including rights to acquire Series A-1 junior participating preferred stock pursuant to our rights plan)
	50,200 151,800 450,775 138,375 111,500 46,500	$2.78 $4.60 $4.96 $5.66 $14.54 $16.32	$139,556.00(2) $698,280.00(2) $2,235,844.00(2) $783,202.50(2) $1,621,210.00(2) $758,880.00(2)
2005 Stock Option and Incentive Plan Common Stock, par value $0.01 per share (including rights to acquire Series A-1 junior participating preferred stock pursuant to our rights plan)	86,625 1,497,057	$17.77 $24.00	$1,539,326.25(2) $35,929,368.00(3)
Total	4,698,361		$47,408,487.56	$5,580

(1)	In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)	Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3)	An assumed price of $24.00 per share, which on November 8, 2005 was determined to be the initial public offering price of the Registrant’s Common Stock is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise price.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registrant Information and Employee Plan Annual Information.
     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission are incorporated by reference in this Registration Statement:
(a)	The Registrant’s Prospectus as filed on November 9, 2005 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004; and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 1, 2005, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Delaware General Corporation Law and the Registrant’s charter and bylaws provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, the Registrant will indemnify its directors and officers with respect to actions taken by them in good faith in a manner reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant’s charter and bylaws filed as Exhibits 3.2 and 3.3 to this Registration Statement, respectively.
     The Registrant is party to an underwriting agreement which provides that the underwriters are obligated, under certain circumstances, to indemnify the Registrant’s directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126907).
     The Registrant has entered into agreements with certain of its officers and directors that also provide for such indemnification and expenses and liability reimbursement. These agreements require the Registrant to indemnify such persons against liabilities that may arise by reason of their status or service as officers and directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, the Registrant has an existing directors and officers liability insurance policy to insure such persons against certain liabilities.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description of Exhibit

3.1
Form of Amended and Restated Certificate Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126907) and incorporated herein by reference)

3.2
Form of Second Amended and Restated Certificate of Incorporation of the Registrant (to be effective upon the completion of the Registrant’s initial public offering) (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126907) and incorporated herein by reference)

Exhibit No.	Description of Exhibit

3.3	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-126907) and incorporated herein by reference)

4.1
Specimen Stock Certificate for shares of the Registrant’s Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-126907) and incorporated herein by reference)

4.2
Form of Shareholder Rights Agreement between the Registrant and Computershare Trust Company, Inc., as the Rights Agent (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (No. 333-126907) and incorporated herein by reference)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on November 8, 2005.

iROBOT CORPORATION
By:	/s/ Colin M. Angle
Colin M. Angle
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of iRobot Corporation (the “Company”), hereby severally constitute and appoint Colin M. Angle, Helen Greiner, Geoffrey P. Clear and Gerald C. Kent, Jr., and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 8, 2005:

Signature	Title(s)

/s/ Helen Greiner Helen Greiner	Chairman of the Board
/s/ Colin M. Angle Colin M. Angle	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Geoffrey P. Clear Geoffrey P. Clear	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Gerald C. Kent, Jr. Gerald C. Kent, Jr.	Vice President and Controller (Principal Accounting Officer)
/s/ Ronald Chwang Ronald Chwang	Director
/s/ Jacques S. Gansler Jacques S. Gansler	Director
/s/ Rodney A. Brooks Rodney A. Brooks	Director
/s/ Andrea Geisser Andrea Geisser	Director
/s/ George C. McNamee George C. McNamee	Director
/s/ Peter Meekin Peter Meekin	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1
Form of Amended and Restated Certificate Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126907) and incorporated herein by reference)

3.2
Form of Second Amended and Restated Certificate of Incorporation of the Registrant (to be effective upon the completion of the Registrant’s initial public offering) (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126907) and incorporated herein by reference)

3.3	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-126907) and incorporated herein by reference)

4.1
Specimen Stock Certificate for shares of the Registrant’s Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-126907) and incorporated herein by reference)

4.2
Form of Shareholder Rights Agreement between the Registrant and Computershare Trust Company, Inc., as the Rights Agent (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-126907) and incorporated herein by reference)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)